Exhibit 10.1

Origo Acquisition Corporation

708 Third Avenue

New York, New York 10017

February 17, 2017

Aina Le’a, Inc.

Suite 2617, 69-201 Waikoloa Beach Drive

Waikoloa, Hawaii 96738

Ladies and Gentlemen:

Effective as of the date hereof, Origo Acquisition Corporation (the “Company”) hereby terminates the Merger Agreement (the “Merger Agreement”), dated December 19, 2016, by and among the Company, Aina Le’a, Inc. (“Aina Le’a”) and Aina Le’a Merger Sub, Inc., a wholly-owned subsidiary of Aina Le’a (“Merger Sub”), pursuant to (1) Sections 8.1(e) of the Merger Agreement because (i) Aina Le’a breached the covenant contained in Section 5.7 of the Merger Agreement and (2) pursuant to Section 8.1(f) because there has been a Material Adverse Effect on the Company which is uncured and continuing. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

In addition, effective as of the date hereof, the Company hereby provides notice of additional breaches by Aina Le’a of the Merger Agreement based on information available to the Company as of the date hereof, including, among others, breaches of the following provisions: Section 5.1(a) (by failing to give the Company and its Representatives access to requested information about Aina Le’a and its operations, including without limitation Aina Le’a’s ongoing financing activities), Section 5.8(iv) (failure to provide prompt notice of the filing of a foreclosure action on a parcel of land material to the initial phase of Aina Le’a’s development project), Section 5.8(v) (failure to provide prompt notice of the filing of a foreclosure action on a parcel of land material to the initial phase of Aina Le’a’s development project), 5.9 and 5.11 (Aina Le’a’s failure to use commercially reasonable efforts and to cooperate fully with the Company and its Representatives to prepare and file the Registration Statement). For purposes these sections, please consider this a notice to cure with respect to these provision to the extent required by Section 8.1(e) of the Merger Agreement. However, we reserve the right to take the position, and we hereby take the position that, these breaches are not curable. Therefore, please consider this entire letter a notice of termination of the Merger Agreement effective immediately.

ORIGO ACQUISITION CORPORATION

By: /s/ Edward J. Fred

Name: Edward J. Fred

Title: Chief Executive Officer and President